UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________
FORM 8-K
____________________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):               July 29, 2014

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Joy Global Inc.
(Exact name of Registrant as Specified in Its Charter)
____________________________________________

Delaware	001-09299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780,
Milwaukee, WI 53202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet               Arrangement of a Registrant.

On July 29, 2014, Joy Global Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Credit Agreement among the Company, as Borrower, certain of its domestic subsidiaries, as Guarantors, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A. and Mizuho Bank (USA), as Co-Syndication Agents, and the lenders party thereto (the “Term Loan Agreement”). The Term Loan Agreement, which matures on July 29, 2019, provides for a commitment of up to $375 million.

The Term Loan Agreement amended the Company’s existing term loan agreement, dated as of June 16, 2011, among the Company, certain of its domestic subsidiaries, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and the lenders party thereto. The prior term loan agreement had been scheduled to mature on June 16, 2016 and provided an initial commitment of $500 million, which was drawn in full at the time of the agreement in connection with the Company's 2011 acquisition of LeTourneau Technologies, Inc. The Company utilized the $375 million commitment under the Term Loan Agreement to repay the balance outstanding under the prior term loan agreement.

On July 29, 2014, the Company also entered into the Second Amended and Restated Credit Agreement among the Company, as Borrower, certain of its domestic subsidiaries, as Guarantors, Bank of America, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A., as a Swing Line Lender and an L/C Issuer, Mizuho Bank, Ltd., as an L/C Issuer, and the lenders party thereto (the “Revolving Credit Agreement”).  The Revolving Credit Agreement provides for an aggregate revolving commitment of up to $1.0 billion and matures on July 29, 2019. The Company also may request an increase of up to $250 million of additional aggregate revolving commitments, subject to terms and conditions contained in the Revolving Credit Agreement.

The Revolving Credit Agreement amended and restated the Company’s existing revolving credit agreement, dated as of October 12, 2012, among the Company, certain of its domestic subsidiaries, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A., as Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A. and Mizuho Corporate Bank (USA), as Co-Syndication Agents, and the lenders party thereto. The prior revolving credit agreement had been scheduled to expire on November 12, 2017.

The Term Loan and Revolving Credit Agreement contain terms and conditions that are substantially similar to the terms and conditions of the provisions of the Company’s prior term loan agreement and prior revolving credit agreement, respectively, except that the interest rates and fees were reduced, the maturity dates were extended, the consolidated leverage ratio was increased, covenants were adjusted, and certain other provisions were modified. Under the terms of the Term Loan Agreement and the Revolving Credit Agreement, Eurodollar Rate Loans bear interest for a period from the applicable borrowing date until a date one week or one, two, three or six months thereafter, as selected by the Company, at the corresponding Eurodollar rate plus a margin of 1.0% to 2.0% depending on the Company’s credit rating. Base Rate Loans bear interest from the applicable borrowing date at a rate equal to (i) the highest of (a) the federal funds rate plus 0.5%, (b) the rate of interest in effect for such day as publicly announced by Bank of America, N.A., as its “prime rate,” or (c) a daily rate equal to the one-month Eurodollar rate plus 1.0%, plus (ii) a margin that varies according to the Company’s credit rating. In addition, under the terms of the Revolving Credit Agreement, Swing Line Loans bear interest at either the Base Rate described above or the Daily Floating Eurodollar Rate, which is a one-month Eurodollar rate plus the applicable margin, as selected by the Company. The Company will also pay a commitment fee ranging from 0.09% to 0.30% on the unused portion of the revolving credit facility based on its credit rating.

In order to borrow under the Term Loan Agreement or the Revolving Credit Agreement, certain representations and warranties of the Company and Guarantors must remain true and correct in all material respects as of the date of any credit extension. In addition, the Company must be in compliance with specified covenants so long as any amount is outstanding under the Term Loan Agreement or the Revolving Credit Agreement, including (i) a restriction on the incurrence of liens on the assets of the Company and the Guarantors, other than certain permitted liens, (i

i) maintenance of a consolidated leverage ratio not to exceed 3.0 to 1.0 and a Consolidated Interest Coverage Ratio of at least 3.0 to 1.0 as of the end of any fiscal quarter of the Company, and (iii) restrictions on certain fundamental changes as specified in the Term Loan Agreement and Revolving Credit Agreement. The failure to satisfy any of the covenants or the occurrence of other specified events that constitute an event of default could result in the acceleration of the repayment obligations of the Company under the Term Loan Agreement and Revolving Credit Agreement, respectively.

Bank of America, N.A., JPMorgan Chase Bank, N.A., Mizuho Bank (USA), Mizuho Bank, Ltd., and the lenders under the Term Loan Agreement and the Revolving Credit Agreement, or their affiliates, have in the past provided financial services to the Company, including investment banking, commercial banking, advisory, cash management, custody and trust services, for which they have received customary fees and commissions. These entities may provide similar services to the Company in the future.

The descriptions of the provisions of the Term Loan Agreement and Revolving Credit Agreement set forth above are qualified in their entirety by reference to the full and complete terms contained in the Term Loan Agreement and Revolving Credit Agreement, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1
Amended and Restated Credit Agreement, dated as of July 29, 2014, among Joy Global Inc., as Borrower, the Guarantors, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A. and Mizuho Bank (USA) as Co-Syndication Agents, and the lenders party thereto.

10.2
Second Amended and Restated Credit Agreement, dated as of July 29, 2014, among Joy Global Inc., as Borrower, the Guarantors, Bank of America, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A. as a Swing Line Lender and an L/C Issuer, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: July 29, 2014	By:	/s/ Matthew S. Kulasa
Matthew S. Kulasa
Vice President, Controller and Chief Accounting Officer
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description.

10.1
Amended and Restated Credit Agreement, dated as of July 29, 2014, among Joy Global Inc., as Borrower, the Guarantors, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A. and Mizuho Bank (USA) as Co-Syndication Agents, and the lenders party thereto.

10.2
Second Amended and Restated Credit Agreement, dated as of July 29, 2014, among Joy Global Inc., as Borrower, the Guarantors, Bank of America, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A. as a Swing Line Lender and an L/C Issuer, and the lenders party thereto.